Exhibit 99.1

Berkshire Hills Reports Strong Fourth Quarter Operating Results

$0.46 GAAP EPS; $0.60 Operating EPS

•	Operating EPS growth of 3% quarter-over-quarter and 28% year-over-year; FY2024 Operating EPS of $2.22 up 4% year-over-year
•	Average deposit growth of 3% and Average loan growth of 0.4% quarter-over-quarter; Loans to deposits ratio improved further during the quarter
•	0.52% delinquent and non-performing loans to total loans, lowest in nearly two decades
•	7.6% return on tangible common equity; 9.9% operating return on tangible common equity
•	13.0% common equity Tier 1 ratio

BOSTON, January 30, 2025 - Berkshire Hills Bancorp, Inc. (NYSE: BHLB) today reported results for the fourth quarter of 2024. These results along with comparison periods are summarized below:

($ in millions, except per share data)	Three Months Ended			Twelve Months Ended
	Dec. 31, 2024	Sep. 30, 2024	Dec. 31, 2023	Dec. 31, 2024	Dec. 31, 2023
Net income (loss)	$19.7	$37.5	$(1.4)	$61.0	$69.6
Per share	0.46	0.88	(0.03)	1.43	1.60
Operating earnings[1]	26.0	24.8	20.2	94.9	93.2
Per share	0.60	0.58	0.47	2.22	2.14

Net interest income, non FTE	$86.9	$88.1	$88.4	$351.6	$369.0
Net interest income, FTE	88.8	90.1	90.4	359.6	376.9
Net interest margin, FTE	3.14%	3.16%	3.11%	3.16%	3.27%
Non-interest income	23.3	37.6	(8.4)	48.4	42.8
Operating non-interest income[1]	23.2	21.5	16.7	82.1	67.8

Non-interest expense	$77.6	$72.0	$79.0	$296.5	$301.5
Operating non-interest expense[1]	71.0	72.3	75.3	287.0	295.2
Efficiency ratio[1]	62.4%	63.7%	67.8%	63.9%	63.9%

Average balances
Loans	$9,271	$9,233	$8,990	$9,176	$8,814
Deposits	9,659	9,360	9,936	9,536	9,704

Period-end balances
Loans	9,385	9,212	9,040	9,385	9,040
Deposits	10,375	9,577	10,633	10,375	10,633

1. See non-GAAP financial measures and reconciliation to GAAP measures beginning on page 12.

Berkshire CEO Nitin Mhatre stated, “Berkshire continued its positive momentum and finished the year strong, highlighted by a year-over-year 28% increase in fourth quarter operating EPS and a 4% increase for full year operating EPS. This reflected the cumulative benefit of ongoing growth initiatives together with strategic optimization initiatives including the branch network sales and consolidations, and the sales of securities and targeted loan portfolios. Our results also benefited from strong credit discipline, rigorous expense management, investments in new client-facing bankers and enhancements to our digital platform and consumer product offerings. We achieved a 9.9% operating return on tangible common equity in the fourth quarter, and 9.6% for the full year, following a 10.1% result for the year 2023. Berkshire has been recognized by Newsweek as one of America’s Best Regional Banks for the third year in a row, and our positive impact in the community was recognized by the American Bankers Association.”

Mr. Mhatre continued, “In December we announced a definitive agreement with Brookline Bancorp, Inc. for a merger of equals to create a preeminent Northeast banking franchise positioned to deliver an exceptional client experience and create greater value for shareholders. We had a strong response from investors and successfully executed a capital raise of $100 million of common stock to support the merger, a reflection of confidence in our plans and accomplishments. I want to thank our teams for their continued dedication to transforming our franchise and for their service to our stakeholders as we work toward an exciting new chapter.”

Berkshire CFO Brett Brbovic added, “Quarter-over-quarter operating income increased 5% on higher fee revenue and lower operating expense. The efficiency ratio was 62.4%, an improvement over prior periods. We posted a solid 3% growth in average deposits improving our loans to deposits profile further. The 4Q24 net interest margin was 3.14%, down 2 basis points linked quarter and up 3 basis points year over year. Asset quality remained solid, and liquidity and capital strength improved. Tangible book value per share advanced 1% linked quarter and 9% year-over-year.”

	As of and For the Three Months Ended
	Dec. 31, 2024	Sept. 30, 2024	Dec. 31, 2023
Asset Quality
Net loan charge-offs to average loans	0.14%	0.24%	0.20%
Non-performing loans to total loans	0.26%	0.26%	0.24%

Returns
Return on average assets	0.68%	1.28%	(0.05)%
Operating return on average assets[1]	0.90%	0.85%	0.68%
Return on tangible common equity[1]	7.59%	14.83%	(0.24)%
Operating return on tangible common equity[1]	9.93%	9.91%	8.90%

Capital Ratios[2]
Tangible common equity/tangible assets[1]	9.4%	9.1%	8.0%
Tier 1 leverage	11.0%	9.9%	9.6%
Common equity Tier 1	13.0%	11.9%	12.0%
Tier 1 risk-based	13.2%	12.2%	12.3%
Total risk-based	15.4%	14.4%	14.4%

1. See non-GAAP measures and reconciliation to GAAP beginning on page 12. All performance ratios are annualized and are based on average balance sheet amounts, where applicable.

2. Presented as estimated for December 31, 2024 and actual for the remaining periods.

Berkshire Hills Bancorp, Inc. (NYSE: BHLB) is the parent company of Berkshire Bank, a relationship-driven, community-focused bank with $12.3 billion in assets and 83 financial centers in New England and New York. Berkshire is headquartered in Boston and offers commercial, retail, wealth, and private banking solutions. Berkshire has a pending agreement to merge with Brookline Bancorp, Inc., a multi-bank holding company with $12 billion in assets and branches in Massachusetts, Rhode Island, and New York.

Q4 2024 Financial Highlights (comparisons are to the prior quarter unless otherwise noted).

Income Statement. Fourth quarter GAAP income was $20 million, or $0.46 per share. Operating earnings totaled $26 million, or $0.60 per share. GAAP results included $6.6 million in non-operating expenses related primarily to the pending merger. Operating earnings increased $1.2 million, or 5%, linked quarter primarily due to a $1.2 million decrease in operating non-interest expense. The fourth quarter was the first full quarter after the ten branch sale. Fourth quarter operating EPS increased 3% linked quarter and 28% year-over-year, reflecting full year organic growth, improved efficiency, and lower provision expense.

For the full year 2024, GAAP income was $61 million, or $1.43 per share, compared to $70 million, or $1.60 per share, in 2023. Full year 2024 operating income was $95 million, or $2.22 per share, increasing from $93 million, or $2.14 per share, in 2023. The increase in operating income included the benefit of decreases in credit loss provision expense and in operating expenses, offset by the impact of a lower net interest margin.

The fourth quarter efficiency ratio improved to 62.4% from 63.7% linked quarter.

Quarterly net interest income decreased linked quarter by $1.2 million to $87 million in 4Q24.

•	The net interest margin decreased 2 basis points to 3.14%.

o	The earning asset yield decreased 20 basis points.

•	The loan yield decreased 23 basis points.

o	The cost of funds decreased 17 basis points.

•	The cost of deposits decreased 12 basis points.

•	Provision for credit losses totaled $6 million, increasing $0.5 million linked quarter.

o	Net loan charge-offs totaled $3.3 million, compared to $5.6 million linked quarter.

o	The annualized loan net charge-off ratio was 0.14% for the quarter and 0.16% for the year.

•	GAAP and operating non-interest income was $23 million.

o	GAAP non-interest income decreased $14 million linked quarter due to a $16 million branch sale gain recorded in the prior quarter.

o	Operating non-interest income increased $1.7 million linked quarter due primarily to higher SBA loan sale gains.

•	Non-interest expense totaled $78 million on a GAAP basis and $71 million on an operating basis.

o	GAAP non-interest expense increased $6 million linked quarter due to merger expenses recorded in the fourth quarter.

o	Operating non-interest expense decreased $1.2 million linked quarter.

•	The effective tax rate was 26% for the quarter and 23% for the year.

o	The tax rate on operating income was 21% for the quarter and 23% for the year.

Loans. Compared to the linked quarter, total loans increased $173 million, or 2% to $9.4 billion. For the year, total loans increased $489 million, or 5%, excluding $144 million in consumer and mortgage loans sold in the branch sale and other transactions.

•	Commercial real estate loans increased $107 million, or 2%, to $4.8 billion compared to the linked quarter.

•	Commercial and industrial loans increased $52 million, or 4%, to $1.5 billion.

•	Residential mortgage loans increased $13 million to $2.7 billion.

•	Consumer loans increased $1 million to $374 million.
•	The quarter-end allowance for credit losses on loans was unchanged linked quarter at 1.22% of total loans, and up from 1.17% at year-end 2023.
•	Non-performing loans to total loans was unchanged at 0.26% for the quarter.
•	Delinquent and non-performing loans were 0.52% of total loans, the lowest level in nearly two decades.

Deposits. Compared to the linked quarter, total deposits increased $798 million to $10.4 billion. Total deposits excluding payroll and brokered deposits increased 3% linked quarter. For the year, total deposits increased $125 million, or 1%, excluding $383 million in deposits sold in the branch sale.

•	Non-interest bearing deposits increased linked quarter by $57 million, or 3%,to $2.3 billion.

•	Time deposits increased linked quarter by $57 million, or 2%, to $2.6 billion.

Equity. Total shareholders’ equity increased linked quarter by $97 million, or 9%, to $1.2 billion including a successful $100 million common stock issuance. For the year, equity increased by $155 million, or 15%. The ratio of tangible common equity to tangible assets measured 9.4% at period end.

Conference Call and Investor Presentation. Berkshire will conduct a conference call/webcast at 9:00 a.m. Eastern time on Thursday, January 30, 2025 to discuss results for the quarter and provide guidance about expected future results. Instructions for listening to the call may be found at the Company’s website at ir.berkshirebank.com. Additional materials relating to the call may also be accessed at this website. The call will be archived at the website and will be available for an extended period of time.

Forward Looking Statements: This document contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “remain,” “target” and similar expressions. There are many factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see the sections titled “Forward-Looking Statements” and “Risk Factors” in Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. You should not place undue reliance on forward-looking statements, which reflect our expectations only as of the date of this document. Berkshire does not undertake any obligation to update forward-looking statements.

###

INVESTOR CONTACT

Kevin Conn

Investor Relations

617.641.9206

kaconn@berkshirebank.com

MEDIA CONTACT

Gary Levante

Corporate Communications

413.447.1737

glevante@berkshirebank.com

SELECTED FINANCIAL HIGHLIGHTS (1)

	At or for the Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2024	2024	2024	2024	2023
NOMINAL AND PER SHARE DATA
Net earnings/(loss) per common share, diluted	$0.46	$0.88	$0.57	$(0.47)	$(0.03)
Operating earnings per common share, diluted (2)(3)	0.60	0.58	0.55	0.49	0.47
Net income/(loss), (thousands)	19,657	37,509	24,025	(20,188)	(1,445)
Operating net income, (thousands) (2)(3)	25,982	24,789	23,168	20,934	20,190
Net interest income, (thousands) non FTE	86,855	88,059	88,532	88,140	88,421
Net interest income, FTE (5)	88,798	90,082	90,545	90,146	90,442
Total common shares outstanding, end of period (thousands)	46,424	42,982	42,959	43,415	43,501
Average diluted shares, (thousands)	43,064	42,454	42,508	43,028	43,101
Total book value per common share, end of period	25.15	24.90	23.58	23.26	23.27
Tangible book value per common share, end of period (2)(3)	24.82	24.53	23.18	22.84	22.82
Dividends declared per common share	0.18	0.18	0.18	0.18	0.18
Dividend payout ratio (7)	39.40%	20.63%	32.74%	N/M %	N/M %

PERFORMANCE RATIOS (4)
Return on equity	7.18%	14.29%	9.49%	(7.93)%	(0.60)%
Operating return on equity (2)(3)	9.49	9.44	9.15	8.23	8.36
Return on tangible common equity (2)(3)	7.59	14.83	9.99	(7.73)	(0.24)
Operating return on tangible common equity (2)(3)	9.93	9.91	9.65	8.73	8.90
Return on assets	0.68	1.28	0.82	(0.69)	(0.05)
Operating return on assets (2)(3)	0.90	0.85	0.79	0.71	0.68
Net interest margin, FTE (5)	3.14	3.16	3.20	3.15	3.11
Efficiency ratio (3)	62.43	63.74	63.40	66.26	67.77

FINANCIAL DATA (in millions, end of period)
Total assets	$12,273	$11,605	$12,219	$12,147	$12,431
Total earning assets	11,523	10,922	11,510	11,430	11,705
Total loans	9,385	9,212	9,229	9,086	9,040
Total funding liabilities	10,813	10,285	10,907	10,826	11,140
Total deposits	10,375	9,577	9,621	9,883	10,633
Loans/deposits (%)	90%	96%	96%	92%	85%
Total accumulated other comprehensive (loss) net of tax, end of period	$(106)	$(89)	$(115)	$(114)	$(143)
Total shareholders' equity	1,167	1,070	1,013	1,010	1,012

ASSET QUALITY
Allowance for credit losses, (millions)	$115	$112	$112	$107	$105
Net charge-offs, (millions)	(3)	(6)	(2)	(4)	(4)
Net charge-offs (QTD annualized)/average loans	0.14%	0.24%	0.07%	0.18%	0.20%
Provision (benefit)/expense, (millions)	$6	$6	$6	$6	$7
Non-performing assets, (millions)	27	27	24	24	24
Non-performing loans/total loans	0.26%	0.26%	0.23%	0.24%	0.24%
Allowance for credit losses/non-performing loans	469	467	525	500	492
Allowance for credit losses/total loans	1.22	1.22	1.22	1.18	1.17

CAPITAL RATIOS
Risk weighted assets, (millions)(6)	$9,747	$9,651	$9,604	$9,615	$9,552
Common equity Tier 1 capital to risk weighted assets (6)	13.0%	11.9%	11.6%	11.6%	12.0%
Tier 1 capital leverage ratio (6)	11.0	9.9	9.6	9.5	9.6
Tangible common shareholders' equity/tangible assets (3)	9.4	9.1	8.2	8.2	8.0

(1)	All financial tables presented are unaudited.
(2)	Reconciliations of non-GAAP financial measures, including all references to operating and tangible amounts, appear on pages 13 and 14.
(3)	Non-GAAP financial measure. Operating measurements are non-GAAP financial measures that are adjusted to exclude net non-operating charges primarily related to acquisitions and restructuring activities. See pages 13 and 14 for reconciliations of non-GAAP financial measures.
(4)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(5)	Fully taxable equivalent considers the impact of tax advantaged investment securities and loans.
(6)	Presented as projected for December 31, 2024 and actual for the remaining periods.
(7)	Dividend payout ratio is based on dividends declared.

CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,	December 31,
(in thousands)	2024	2024	2023
Assets
Cash and due from banks	$182,776	$134,056	$148,148
Short-term investments	945,633	435,911	1,055,096
Total cash and cash equivalents	1,128,409	569,967	1,203,244

Trading securities, at fair value	5,258	5,560	6,142
Equity securities, at fair value	655	13,278	13,029
Securities available for sale, at fair value	655,723	661,740	1,022,285
Securities held to maturity, at amortized cost	507,658	512,277	543,351
Federal Home Loan Bank stock	19,565	30,685	22,689
Total securities	1,188,859	1,223,540	1,607,496
Less: Allowance for credit losses on investment securities	(64)	(65)	(68)
Net securities	1,188,795	1,223,475	1,607,428

Loans held for sale	3,076	50,634	2,237

Commercial real estate loans	4,848,824	4,741,689	4,527,012
Commercial and industrial loans	1,461,341	1,409,538	1,352,834
Residential mortgages	2,701,227	2,688,709	2,672,677
Consumer loans	373,602	372,386	487,163
Total loans	9,384,994	9,212,322	9,039,686
Less: Allowance for credit losses on loans	(114,700)	(112,047)	(105,357)
Net loans	9,270,294	9,100,275	8,934,329

Premises and equipment, net	56,609	54,667	68,915
Other intangible assets	15,064	16,192	19,664
Other assets	604,231	582,422	584,066
Assets held for sale	6,930	6,930	10,938
Total assets	$12,273,408	$11,604,562	$12,430,821

Liabilities and shareholders' equity
Non-interest bearing deposits	$2,324,879	$2,267,595	$2,469,164
NOW and other deposits	841,406	748,737	858,644
Money market deposits	3,610,521	3,042,712	3,565,516
Savings deposits	1,021,716	998,549	1,053,810
Time deposits	2,576,682	2,519,896	2,686,250
Total deposits	10,375,204	9,577,489	10,633,384

Federal Home Loan Bank advances	316,482	585,542	385,223
Subordinated borrowings	121,612	121,549	121,363
Total borrowings	438,094	707,091	506,586

Other liabilities	292,686	249,531	278,630
Total liabilities	11,105,984	10,534,111	11,418,600

Common shareholders' equity	1,167,424	1,070,451	1,012,221
Total shareholders' equity	1,167,424	1,070,451	1,012,221
Total liabilities and shareholders' equity	$12,273,408	$11,604,562	$12,430,821

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands, except per share data)	2024	2023	2024	2023
Interest income	$150,555	$150,537	$613,938	$576,299
Interest expense	63,700	62,116	262,352	207,252
Net interest income, non FTE	86,855	88,421	351,586	369,047
Non-interest income
Deposit related fees	8,237	8,481	33,759	34,155
Loan related fees	3,039	2,058	11,280	10,595
Gain on SBA loans	4,635	2,382	12,648	10,334
Wealth management fees	2,658	2,394	10,840	10,197
Fair value adjustments on securities	(352)	768	7	513
Other	4,943	591	13,576	2,045
Total non-interest income excluding gains and losses	23,160	16,674	82,110	67,839
Gain on sale of business operations and assets, net	193	-	16,241	-
(Loss) on sale of securities	(28)	(25,057)	(49,937)	(25,057)
Total non-interest income	23,325	(8,383)	48,414	42,782
Total net revenue	110,180	80,038	400,000	411,829

Provision expense for credit losses	6,000	7,000	23,999	31,999
Non-interest expense
Compensation and benefits	38,929	40,095	160,453	159,281
Occupancy and equipment	7,334	8,553	31,469	35,718
Technology	10,241	11,326	40,395	41,878
Professional services	2,765	3,417	10,307	11,643
Regulatory expenses	1,851	1,854	7,395	7,019
Amortization of intangible assets	1,128	1,205	4,601	4,820
Marketing	2,013	1,107	4,522	5,377
Merger, restructuring and other non-operating expenses	6,557	3,669	9,493	6,261
Other expenses	6,757	7,766	27,851	29,511
Total non-interest expense	77,575	78,992	296,486	301,508
Total non-interest expense excluding non-operating expenses	71,018	75,323	286,993	295,247

Income before income taxes	$26,605	$(5,954)	$79,515	$78,322
Income tax expense	6,948	(4,509)	18,512	8,724
Net income	$19,657	$(1,445)	$61,003	$69,598

Basic earnings per common share	$0.46	$(0.03)	$1.44	$1.61
Diluted earnings per common share	$0.46	$(0.03)	$1.43	$1.60

Weighted average shares outstanding:
Basic	42,661	42,852	42,508	43,288
Diluted	43,064	43,101	42,761	43,504

CONSOLIDATED STATEMENTS OF OPERATIONS (5 Quarter Trend)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands, except per share data)	2024	2024	2024	2024	2023
Interest income	$150,555	$157,268	$154,109	$152,006	$150,537
Interest expense	63,700	69,209	65,577	63,866	62,116
Net interest income, non FTE	86,855	88,059	88,532	88,140	88,421
Non-interest income
Deposit related fees	8,237	8,656	8,561	8,305	8,481
Loan related fees	3,039	3,214	2,364	2,663	2,058
Gain on SBA loans	4,635	3,020	3,294	1,699	2,382
Wealth management fees	2,658	2,685	2,613	2,884	2,394
Fair value adjustments on securities	(352)	516	(42)	(115)	768
Other	4,943	3,416	3,343	1,874	591
Total non-interest income excluding gains and losses	23,160	21,507	20,133	17,310	16,674
Gain on sale of business operations and assets, net	193	16,048	-	-	-
Loss on sale of securities	(28)	-	-	(49,909)	(25,057)
Total non-interest income	23,325	37,555	20,133	(32,599)	(8,383)
Total net revenue	110,180	125,614	108,665	55,541	80,038

Provision expense for credit losses	6,000	5,500	6,499	6,000	7,000
Non-interest expense
Compensation and benefits	38,929	40,663	40,126	40,735	40,095
Occupancy and equipment	7,334	7,373	8,064	8,698	8,553
Technology	10,241	10,014	10,236	9,904	11,326
Professional services	2,765	2,109	2,757	2,676	3,417
Regulatory expenses	1,851	1,851	1,848	1,845	1,854
Amortization of intangible assets	1,128	1,128	1,140	1,205	1,205
Marketing	2,013	861	532	1,116	1,107
Merger, restructuring and other non-operating expenses	6,557	(297)	(384)	3,617	3,669
Other expenses	6,757	8,258	6,612	6,224	7,766
Total non-interest expense	77,575	71,960	70,931	76,020	78,992
Total non-interest expense excluding non-operating expenses	71,018	72,257	71,315	72,403	75,323

Income/(loss) before income taxes	$26,605	$48,154	$31,235	$(26,479)	$(5,954)
Income tax expense/(benefit)	6,948	10,645	7,210	(6,291)	(4,509)
Net income/(loss)	$19,657	$37,509	$24,025	$(20,188)	$(1,445)

Diluted earnings/(loss) per common share	$0.46	$0.88	$0.57	$(0.47)	$(0.03)

Weighted average shares outstanding:
Basic	42,661	42,170	42,437	42,777	42,852
Diluted	43,064	42,454	42,508	43,028	43,101

AVERAGE BALANCES AND AVERAGE YIELDS AND COSTS

	Quarters Ended

	December 31, 2024			September 30, 2024			December 31, 2023
(in millions)	Average Balance	Interest (1)	Average Yield/Rate	Average Balance	Interest (1)	Average Yield/Rate	Average Balance	Interest (1)	Average Yield/Rate
Assets
Commercial real estate	$4,772	$77	6.32%	$4,717	$79	6.54%	$4,469	$74	6.45%
Commercial and industrial loans	1,435	27	7.24	1,380	27	7.79	1,367	26	7.60
Residential mortgages	2,690	29	4.32	2,712	30	4.31	2,656	27	4.06
Consumer loans	374	6	6.29	424	8	7.43	498	9	7.31
Total loans	9,271	139	5.88	9,233	144	6.11	8,990	136	5.97
Securities (2)	1,347	9	2.66	1,340	8	2.49	2,080	12	2.40
Short-term investments and loans held for sale	466	5	4.25	563	7	4.98	350	4	4.22
New York branch loans held for sale (3)	-	-	-	31	-	5.44	-	-	-
Total earning assets	11,084	153	5.42	11,167	159	5.62	11,420	152	5.26
Goodwill and other intangible assets	15			17			20
Other assets	497			511			422
Total assets	$11,596			$11,695			$11,862

Liabilities and shareholders' equity
Non-interest-bearing demand deposits	$2,293	$-	-%	$2,250	$-	-%	$2,488	$-	-%
NOW and other	764	3	1.44	743	3	1.54	833	3	1.38
Money market	3,046	23	3.02	2,935	25	3.35	2,995	23	3.08
Savings	1,003	3	1.09	1,002	3	1.17	1,062	2	0.90
Time	2,553	27	4.22	2,430	26	4.31	2,558	25	3.77
Total deposits	9,659	56	2.30	9,360	57	2.42	9,936	53	2.11
Borrowings (4)	602	8	5.20	782	11	5.44	668	9	5.45
New York branch non-interest-bearing deposits held for sale (3)	-	-	-	51	-	-	-	-	-
New York branch interest-bearing deposits held for sale (3)	-	-	-	207	1	2.87	-	-	-
Total funding liabilities	10,261	64	2.47	10,400	69	2.64	10,604	62	2.32

Other liabilities	240			245			292
Total liabilities	10,501			10,645			10,896

Common shareholders' equity (5)	1,095			1,050			966
Total shareholders' equity	1,095			1,050			966
Total liabilities and shareholders' equity	$11,596			$11,695			$11,862
Net interest margin, FTE			3.14			3.16			3.11

Supplementary data
Net Interest Income, non FTE	86.855			88.059			88.421
FTE income adjustment	1.943			2.023			2.021
Net Interest Income, FTE	88.798			90.082			90.442

(1)	Interest income and expense presented on a fully taxable equivalent basis.
(2)	Average balances for securities available-for-sale are based on amortized cost.
(3)	New York branch loans and deposits moved to held for sale on March 4, 2024.
(4)	Average balances for borrowings includes the financing lease obligation which is presented under other liabilities on the consolidated balance sheet.
(5)	Unrealized gains and losses, net of tax, are included in average equity. Prior period balances and financial metrics have been updated to reflect the current presentation.

ASSET QUALITY ANALYSIS

	At or for the Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands)	2024	2024	2024	2024	2023
NON-PERFORMING ASSETS
Commercial real estate	$10,393	$10,270	$5,976	$4,762	$4,453
Commercial and industrial loans	9,156	8,227	8,489	9,174	8,712
Residential mortgages	3,830	4,348	5,491	5,992	6,404
Consumer loans	1,068	1,124	1,392	1,526	1,838
Total non-performing loans	24,447	23,969	21,348	21,454	21,407
Repossessed assets	2,280	2,563	2,549	2,689	2,601
Total non-performing assets	$26,727	$26,532	$23,897	$24,143	$24,008

Total non-performing loans/total loans	0.26%	0.26%	0.23%	0.24%	0.24%
Total non-performing assets/total assets	0.22%	0.23%	0.20%	0.20%	0.19%

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON LOANS
Balance at beginning of period	$112,047	$112,167	$107,331	$105,357	$102,792
Charged-off loans	(4,553)	(7,091)	(3,246)	(5,636)	(6,891)
Recoveries on charged-off loans	1,206	1,471	1,583	1,610	2,456
Net loans charged-off	(3,347)	(5,620)	(1,663)	(4,026)	(4,435)
Provision (benefit)/expense for loan credit losses	6,000	5,500	6,499	6,000	7,000
Balance at end of period	$114,700	$112,047	$112,167	$107,331	$105,357

Allowance for credit losses/total loans	1.22%	1.22%	1.22%	1.18%	1.17%
Allowance for credit losses/non-performing loans	469%	467%	525%	500%	492%

NET LOAN CHARGE-OFFS
Commercial real estate	$(121)	$(999)	$22	$292	$316
Commercial and industrial loans	(2,309)	(1,009)	(711)	(1,772)	(2,309)
Residential mortgages	552	273	316	98	55
Home equity	1	3	8	193	83
Other consumer loans	(1,470)	(3,888)	(1,298)	(2,837)	(2,580)
Total, net	$(3,347)	$(5,620)	$(1,663)	$(4,026)	$(4,435)

Net charge-offs (QTD annualized)/average loans	0.14%	0.24%	0.07%	0.18%	0.20%
Net charge-offs (YTD annualized)/average loans	0.16%	0.16%	0.13%	0.18%	0.26%

DELINQUENT AND NON-PERFORMING LOANS	Balance	Percent of Total Loans	Balance	Percent of Total Loans	Balance	Percent of Total Loans	Balance	Percent of Total Loans	Balance	Percent of Total Loans
30-89 Days delinquent	$17,591	0.19%	$18,526	0.20%	$18,494	0.20%	$27,682	0.30%	$22,140	0.24%
90+ Days delinquent and still accruing	6,417	0.07%	6,280	0.07%	11,672	0.13%	5,882	0.06%	5,537	0.06%
Total accruing delinquent loans	24,008	0.26%	24,806	0.27%	30,166	0.33%	33,564	0.36%	27,677	0.30%
Non-performing loans	24,447	0.26%	23,969	0.26%	21,348	0.23%	21,454	0.24%	21,407	0.24%
Total delinquent and non-performing loans	$48,455	0.52%	$48,775	0.53%	$51,514	0.56%	$55,018	0.60%	$49,084	0.54%

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings information set forth is not necessarily comparable to non- GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company’s GAAP financial information.

The Company utilizes the non-GAAP measure of operating earnings in evaluating operating trends, including components for operating revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations. These items primarily include restructuring costs. Restructuring costs generally consist of costs and losses associated with the disposition of assets and liabilities and lease terminations, including costs related to branch consolidations.

The Company also calculates operating earnings per share based on its measure of operating earnings and diluted common shares. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to merger and acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company’s performance. Adjustments in 2024 were primarily related to the pending merger, branch sales and consolidations, and loss on sale of securities. Adjustments in 2023 were primarily related to branch consolidations, severance charges related to a workforce reduction, and loss on sale of AFS securities.

Management believes that the computation of non-GAAP operating earnings and operating earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA

		At or for the Quarters Ended
		Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands)		2024	2024	2024	2024	2023
Total non-interest income		$23,325	$37,555	$20,133	$(32,599)	$(8,383)
Adj: Net (gains) on sale of business operations and assets		(193)	(16,048)	-	-	-
Adj: Loss on sale of securities		28	-	-	49,909	25,057
Total operating non-interest income (1)		$23,160	$21,507	$20,133	$17,310	$16,674

Total revenue	(A)	$110,180	$125,614	$108,665	$55,541	$80,038
Adj: Net (gains) on sale of business operations and assets		(193)	(16,048)	-	-	-
Adj: Loss on sale of securities		28	-	-	49,909	25,057
Total operating revenue (1)	(B)	$110,015	$109,566	$108,665	$105,450	$105,095

Total non-interest expense	(C)	$77,575	$71,960	$70,931	$76,020	$78,992
Adj: Merger, restructuring and other non-operating expenses		(6,557)	297	384	(3,617)	(3,669)
Operating non-interest expense (1)	(D)	$71,018	$72,257	$71,315	$72,403	$75,323

Pre-tax, pre-provision net revenue (PPNR)	(A-C)	$32,605	$53,654	$37,734	$(20,479)	$1,046
Operating pre-tax, pre-provision net revenue (PPNR) (1)	(B-D)	38,997	37,309	37,350	33,047	29,772

Net income/(loss)		$19,657	$37,509	$24,025	$(20,188)	$(1,445)
Adj: Net (gains) on sale of business operations and assets		(193)	(16,048)	-	-	-
Adj: Loss on sale of securities		28	-	-	49,909	25,057
Adj: Merger, restructuring expense and other non-operating expenses		6,557	(297)	(384)	3,617	3,669
Adj: Income taxes (expense)/benefit		(67)	3,625	(473)	(12,404)	(7,091)
Total operating income (1)	(E)	$25,982	$24,789	$23,168	$20,934	$20,190

(in millions, except per share data)
Total average assets	(F)	$11,596	$11,695	$11,692	$11,755	$11,862
Total average shareholders' equity	(G)	1,095	1,050	1,013	1,018	966
Total average tangible shareholders' equity (1)	(I)	1,080	1,034	995	999	946
Total accumulated other comprehensive (loss) net of tax, end of period		(106)	(89)	(115)	(114)	(143)
Total tangible shareholders' equity, end of period (1)	(K)	1,152	1,054	996	991	993
Total tangible assets, end of period (1)	(L)	12,258	11,588	12,202	12,128	12,411

Total common shares outstanding, end of period (thousands)	(M)	46,424	42,982	42,959	43,415	43,501
Average diluted shares outstanding (thousands)	(N)	43,064	42,454	42,508	43,028	43,101

Earnings/(loss) per common share, diluted (1)		$0.46	$0.88	$0.57	$(0.47)	$(0.03)
Operating earnings per common share, diluted (1)	(E/N)	0.60	0.58	0.55	0.49	0.47
Tangible book value per common share, end of period (1)	(K/M)	24.82	24.53	23.18	22.84	22.82
Total tangible shareholders' equity/total tangible assets (1)	(K/L)	9.40	9.10	8.16	8.17	8.00

Performance ratios (2)
Return on equity		7.18%	14.29%	9.49%	(7.93)%	(0.60)%
Operating return on equity (1)	(E/G)	9.49	9.44	9.15	8.23	8.36
Return on tangible common equity (1)(3)		7.59	14.83	9.99	(7.73)	(0.24)
Operating return on tangible common equity (1)(3)	(E+Q)/(I)	9.93	9.91	9.65	8.73	8.90
Return on assets		0.68	1.28	0.82	(0.69)	(0.05)
Operating return on assets (1)	(E/F)	0.90	0.85	0.79	0.71	0.68
Efficiency ratio (1)(6)	(D-Q)/(B+O+R)	62.43	63.74	63.40	66.26	67.77

Supplementary data (in thousands)
Tax benefit on tax-credit investments (4)	(O)	N/M	N/M	N/M	N/M	$2,252
Non-interest income tax-credit investments amortization (5)	(P)	N/M	N/M	N/M	N/M	(2,060)
Net income on tax-credit investments	(O+P)	N/M	N/M	N/M	N/M	193
Effective tax rate		26.1%	22.1%	23.1%	23.8%	75.7%

Intangible amortization	(Q)	$1,128	$1,128	$1,140	$1,205	$1,205
Fully taxable equivalent income adjustment	(R)	1,943	2,023	2,013	2,006	2,021

(1)	Non-GAAP financial measure.
(2)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(3)	Amortization of intangible assets is adjusted assuming a 27% marginal tax rate.
(4)	The tax benefit is the direct reduction to the income tax provision due to tax credit investments.
(5)	The non-interest income amortization is the reduction to the tax-advantaged investments and are incurred as the tax credits are generated.
(6)	As of January 1, 2024, the Company elected the proportional amortization method for certain tax credits eliminating the need to adjust the efficiency ratio for tax credit impacts. Excluding the impact of tax credits in 2023, the efficiency ratio for the quarter ending December 31, 2023 was 69.19%.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED

		At or for the Years Ended
		December 31,	December 31,
(in thousands)		2024	2023
Total non-interest income		$48,414	$42,782
Adj: Net (gains) on sale of business operations and assets		(16,241)	-
Adj: Loss on sale of securities		49,937	25,057
Total operating non-interest income (1)		$82,110	$67,839

Total revenue	(A)	$400,000	$411,829
Adj: Net (gains) on sale of business operations and assets		(16,241)	-
Adj: Loss on sale of securities		49,937	25,057
Total operating revenue (1)	(B)	$433,696	$436,886

Total non-interest expense	(C)	$296,486	$301,508
Less: Merger, restructuring and other non-operating expenses		(9,493)	(6,261)
Operating non-interest expense (1)	(D)	$286,993	$295,247

Pre-tax, pre-provision net revenue (PPNR)	(A-C)	$103,514	$110,321
Operating pre-tax, pre-provision net revenue (PPNR) (1)	(B-D)	146,703	141,639

Net income		$61,003	$69,598
Adj: Net (gains) on sale of business operations and assets		(16,241)	-
Adj: Loss on sale of securities		49,937	25,057
Adj: Merger, restructuring expense and other non-operating expenses		9,493	6,261
Adj: Income taxes (expense)		(9,319)	(7,723)
Total operating income (1)	(E)	$94,873	$93,193

(in millions, except per share data)
Total average assets	(F)	$11,683	$11,838
Total average shareholders' equity	(G)	1,044	984
Total average tangible shareholders' equity (1)	(I)	1,027	962
Total accumulated other comprehensive (loss) net of tax, end of period		(106)	(143)
Total tangible shareholders' equity, end of period (1)	(K)	1,152	993
Total tangible assets, end of period (1)	(L)	12,258	12,411

Total common shares outstanding, end of period (thousands)	(M)	46,424	43,501
Average diluted shares outstanding (thousands)	(N)	42,761	43,504

Earnings per common share, diluted (1)		$1.43	$1.60
Operating earnings per common share, diluted (1)	(E/N)	2.22	2.14
Tangible book value per common share, end of period (1)	(K/M)	24.82	22.82
Total tangible shareholders' equity/total tangible assets (1)	(K/L)	9.40	8.00

Performance ratios (2)
Return on equity		5.84%	7.07%
Operating return on equity (1)	(E/G)	9.09	9.47
Return on tangible common equity (1)(3)		6.27	7.60
Operating return on tangible common equity (1)(3)	(E+Q)/(I)	9.56	10.05
Return on assets		0.52	0.59
Operating return on assets (1)	(E/F)	0.81	0.79
Efficiency ratio (1)(6)	(D-Q)/(B+O+R)	63.94	63.88
Net interest margin, FTE		3.16	3.27

Supplementary data (in thousands)
Tax benefit on tax-credit investments (4)	(O)	N/M	$9,863
Non-interest income charge on tax-credit investments (5)	(P)	N/M	(8,018)
Net income on tax-credit investments	(O+P)	N/M	1,845

Intangible amortization	(Q)	$4,601	$4,820
Fully taxable equivalent income adjustment	(R)	7,985	7,870

(1)	Non-GAAP financial measure.
(2)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(3)	Amortization of intangible assets is adjusted assuming a 27% marginal tax rate.
(4)	The tax benefit is the direct reduction to the income tax provision due to tax credit investments.
(5)	The non-interest income amortization is the reduction to the tax-advantaged investments and are incurred as the tax credits are generated.
(6)	As of January 1, 2024, the Company elected the proportional amortization method for certain tax credits eliminating the need to adjust the efficiency ratio for tax credit impacts. Excluding the impact of tax credits in 2023, the efficiency ratio for the year ending December 31, 2023 was 65.30%.